UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 28, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

At or about 4:30 PM Eastern Time, today, the letter from Donald F. Farley, Chairman of the Company’s Board of Directors, is being posted on its website at the following link: http://www.axionpower.com/Investor_Relations.

This letter relates in part to the proposed reverse split of the issued shares of common stock of the Company.

A copy of this letter to shareholders is attached to this Current Report on Form 8-K as Exhibit 99.1.

Important Additional Information Will be Filed With the SEC

Axion has filed with the SEC and mailed to its shareholders a Proxy Statement on Schedule 14A in connection with the above matters. AXION SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE UPCOMING REQUEST FOR APPROVAL OF A REVERSE STOCK SPLIT AND OTHER MATTERS.

Investors and security holders will be able to obtain free copies of the Proxy Statement on Schedule 14A and other documents filed with the SEC by Axion (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from Axion by contacting Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105, Attn: Corporate Secretary, telephone 724-654-9300.

Axion and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the matters set forth in this communication. Information regarding Axion's directors and executive officers is contained in Axion's Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the SEC. You can obtain free copies of this document from Axion using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement on Schedule 14A that will be filed with the SEC and available free of charge as indicated above.

ITEM 9.01 Exhibit.

Exhibit 99.1 Letter from Chairman of the Board, May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 28, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer